UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GCI Liberty, Inc.
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Filed by GCI Liberty, Inc.
Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934

Subject Company: GCI Liberty, Inc.
Commission File No. 001-38385

Excerpts of the Liberty Broadband Corporation and GCI Liberty, Inc. Call Regarding Proposed Combination, August 6, 2020

Greg Maffei: Today, we are very pleased to announce that Liberty Broadband and GCI Liberty will combine in a stock for stock merger. The combined entity will own 24.4% of Charter on a fully diluted basis, 100% of GCI, 26% of LendingTree and 100% of Skyhook and Evite. Charter has been an extremely successful investment for both [GCI Liberty] and [Liberty Broadband], and our original investment at Liberty Broadband was just over $8 billion and at GCI Liberty $3.5 billion and now the combined stake is worth nearly $36 billion. We believe this combination provides value to all shareholders. For the combined new Liberty Broadband, we expect the combination will generate savings on public company and overhead costs and simplify administrative and management complexity.

Looking at the Liberty Broadband current holders. I think the benefits include issuing Liberty Broadband equity to take advantage of a more discounted [GCI Liberty] equity which is accretive on a NAV per share, acquiring [an] attractive incremental cable asset with synergy potential, which has significant free cash flow and the potential for incremental share repurchase, and finally, strengthening the trading liquidity in LBRDK.

From the perspective of the current GCI Liberty holders, the benefits will include tying its future to a more strategic [Liberty Broadband], a premium to the unadjusted trading price, ongoing participation in the attractive asset Charter and elimination of corporate level tax on its LBRDK gain.

If you turn to Slide 5, we review the transaction at a high level. The GCI Liberty holders will receive [0.58] shares of Liberty Broadband that represents an equity value of $8.7 billion and a 7% to 8% premium to the price as of 6/29 to date of preliminary announcement. This transaction is intended to be tax free to both Liberty Broadband and GCI Liberty holders.

John Malone will retain his current voting power at 49%, which is consistent with where he is today. This is expected to close in the first half of 2021. Delays for this and the potential for further delays are somewhat arbitrary due to COVID, we can’t ensure the timing as well as we might usually.

Turning to Slide 6, net asset value. On this slide, we’ve laid out the components for net asset value of the pro forma Liberty Broadband. There is more of this and more details in the appendix. In summary, this agreement was driven by the independent special committees at both companies and creates a combination that is beneficial to both sets of shareholders and positions the new Liberty Broadband better for future strategic transactions with a more efficient structure that should more accurately reflect the value of its assets. Before we open it for questions. I know we’ve received many inquiries about our economic interest in Charter. As I mentioned in the beginning, we have a pro forma ownership of 24.4% on a fully diluted basis. There is an existing cap of 26%. We are prohibited from going above that currently. Given at the rate at which Charter is repurchasing its own stock, we could reach that cap sometime in 2021. Once Liberty Broadband’s ownership exceeds 26%, we will be obligated to sell into the buyback. We have had productive discussions with independent directors of Charter regarding this restriction. While we don’t have an agreement, I think it’s safe to say they are aligned with our view that’s not in Charter’s best interest to have their largest shareholder selling. We also believe that Charter’s public shareholders don’t want Charter to allocate 25% of its capital return program to an unwilling seller. For example, [if Charter repurchased $11 billion of its stock,] $2.75 billion could end up in the pockets of Liberty Broadband instead of other Charter public market holders. Now, I’m not sure that that is the worst thing the world. While we are not interested in selling our Charter stock, if we had to sell into the Charter buyback, the proceeds would be taxed at an 8% or less dividend rate given that dividends receive deduction, and we could use the proceeds to buy back our own discounted shares. Today as we are listening or chatting the discount likely exceeds 20% so this might not be the most unattractive action.

You might also note that today we increased our buyback authorization at Liberty Broadband by $1 billion to $1.2 billion. I would note that we are only precluded from being in the market for Liberty Broadband with repurchases once an effective proxy’s on file, and actually this applies to both GCI Liberty and Liberty Broadband.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. Similarly, statements herein that describe the proposed transaction between Liberty Broadband Corporation (“Liberty Broadband”) and GCI Liberty, Inc. (“GCI Liberty”) (the “Combination”), including its financial and operational impact, the timing of the Combination, and other statements of the parties’ or management’s plans, expectations, objectives, projections, beliefs, intentions, goals, and statements about the benefits of the Combination, stock repurchases at Liberty Broadband, the pro forma ownership structure of Liberty Broadband and other statements that are not historical facts are also forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Liberty Broadband or GCI Liberty stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the unpredictability of the commercial success of Liberty Broadband’s or GCI Liberty’s respective businesses or operations; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Combination; the risk that any announcements relating to the Combination could have adverse effects on the market price of common stock of Liberty Broadband or GCI Liberty; market conditions conducive to stock repurchases; the ability of the parties to consummate the Combination on a timely basis or at all and the satisfaction of the conditions precedent to consummation of the Combination, including, but not limited to, approval by the stockholders of Liberty Broadband and GCI Liberty and regulatory approvals; the possibility that the Combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the ability to successfully integrate the businesses; the ability of Liberty Broadband to implement its plans, forecasts and other expectations with respect to GCI Liberty’s business after the completion of the Combination and realize expected benefits; the diversion of management’s attention from ongoing business operations and opportunities; the impact of COVID-19; and litigation relating to the Combination. These forward-looking statements speak only as of the date of this communication, and Liberty Broadband expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Broadband’s or GCI Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Broadband and GCI Liberty, including the most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about Liberty Broadband and GCI Liberty and about the risks and uncertainties related to the businesses of Liberty Broadband and GCI Liberty which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell securities of Liberty Broadband or GCI Liberty. The offer and sale of shares in the Combination will only be made pursuant to Liberty Broadband’s effective registration statement. Liberty Broadband’s stockholders, GCI Liberty’s stockholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus to be filed regarding the Combination and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the Combination. Copies of these SEC filings are available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein are also available, without charge, by directing a request to Liberty Broadband Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5700 or to GCI Liberty, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5900.

Participants in the Solicitation

Liberty Broadband and GCI Liberty and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Combination. Information about Liberty Broadband’s directors and executive officers is available in Liberty Broadband’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Information about GCI Liberty’s directors and executive officers is available in GCI Liberty’s definitive proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 10, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Combination when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Liberty Broadband and GCI Liberty as indicated above.